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                                                                    EXHIBIT 21.1




                         SCHEDULE OF SUBSIDIARIES OF REGISTRANT

1.               Dynamex Operations East, a Delaware corporation

                          10,000 authorized shares of common stock, $0.01 par value, 1,000 of which are issued and outstanding and registered in the name of Dynamex Inc.

2.               Dynamex Operations West, a Delaware corporation

                          10,000 authorized shares of common stock, $0.01 par value, 1,000 of which are issued and outstanding and registered in the name of Dynamex Inc.

3.               Parcelway Courier Systems Canada Ltd., an Alberta corporation

                          Unlimited number of authorized common shares, $0.01 par value, one of which is issued and outstanding in the name of Dynamex Inc.; Unlimited number of authorized preference shares, $.01 par value, 2,500,000 of which are issued and outstanding in the name of Dynamex Inc.

4. Parcelway Courier Systems (B.C.) Ltd., a British Columbia corporation

                          20,000 authorized common shares, $0.01 par value, 65 of which are issued and outstanding in the name of Parcelway Courier Systems Canada Ltd.